Exhibit No. 21.1

SUBSIDIARIES OF REGISTRANT

As of May 23, 2022, the Company has the following subsidiaries:

1)	PHILUX Global Funds SCA, SICAV-RAIF, a Luxembourg corporation
Percentage of ownership: 100%
Business activity: Luxembourg master fund.

2)	PHI Luxembourg Development SA, a Luxembourg corporation
Percentage of ownership: 100% owned by PHI Group, Inc.
Business activity: mother holding company for Luxembourg bank funds.

3)	PHI Luxembourg Holding SA, a Luxembourg corporation
Percentage of ownership: 100% owned by PHI Luxembourg Development SA.
Business activity: holding company for participating shares in sub-funds of PHILUX Global Funds.

4)	PHILUX Global General Partner SA, a Luxembourg corporation
Percentage of ownership: 100%
Business activity: holding management shares in PHILUX Global Funds.

5)	PHILUX Capital Advisors, Inc., a Wyoming corporation
Percentage of ownership: 100%
Business activity: Management and M&A consulting services.

6)	PHI Vietnam Investment & Development Co., Ltd., a Vietnamese limited liability company
Percentage of ownership: 100%
Business activity: consulting services.

7)	Asia Diamond Exchange, Inc., a Wyoming corporation
Percentage of ownership: 100%
Business activity: holding company for the Asia Diamond Exchange to be established in Vietnam.

8)	Vinafilms International, Inc., a Wyoming corporation
Percentage of ownership: 100%
Business activity: holding company for the acquisition of Vinafilms Co., a Vietnamese company.

9)	American Pacific Resources, Inc., a Wyoming corporation
Percentage of ownership: 100%
Business activity: holding company for mineral and natural resources business.

10)	PHIVITAE Healthcare, Inc., a Wyoming corporation
Percentage of ownership: 100%
Business activity: medical and healthcare business.

11)	CO2-1-0 (CARBON) CORP., a Wyoming corporation
Percentage of ownership (to be determined)
Business activity: environmental management.

12)	Empire Spirits, Inc., a Nevada corporation
Percentage of ownership (to be determined)
Business activity: beverage.

13)	PHILUX Global Energy, Inc.
Percentage of ownership (100%)
Business activity: to serve as holding company for 50.10% equity ownerships in Kota Construction LLC and Kota Energy Group LLC.

14)	PHILUX Global Advisors, Inc.
Percentage of ownership (100%)
Business activity: to be registered with the Securities and Exchange Commission as a Registered Investment Adviser to serve as the investment advisor to PHILUX Global Funds.